EX-99.906CERT

CERTIFICATION

Doit L. Koppler II, Principal Executive Officer/ Principal  Financial Officer of New River Funds (the “Registrant”),  certify to the best of his  knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the one period ended September 30, 2007 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/ Principal  Financial Officer

New River Funds

/S/ Doit L. Koppler

Doit L. Koppler II

Date:12/7/2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to New River Funds and will be retained by New River Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.